EXHIBIT 3.9

           LETTER OF INTENT DATED JANUARY 14, 2002 AMONG THE COMPANY,
   OPTIMAL POWER SYSTEMS LTD., EYEKON TECHNOLOGIES INC. AND CRAIG CLYDESDALE.

January 14, 2002


Optimal Power Systems Ltd.
Suite 404, 10216, 124 Street
Edmonton, Alberta  T5N 4A3
Canada

and to:

EYEKON Technologies Inc.
Mr. Craig Clydesdale
c/o Suite 404, 10216, 124 Street
Edmonton, Alberta  T5N 4A3


Dear Sirs:
                                LETTER OF INTENT

This letter confirms our intent to complete transactions whereby California Exploration Ltd. ("CalEx") will acquire all of the outstanding shares ("OPS Shares") of Optimal Power Systems Ltd. ("OPS") from EYEKON Technologies Inc. and Mr. Craig Clydesdale (the "Principal Shareholders") in exchange for common shares of CalEx (the "CalEx Shares"). The terms of this letter of intent are as follows:

1.   Representations and Warranties of CalEx
     ---------------------------------------
CalEx represents and warrants to OPS and the Shareholders that:

     (a) it has been duly continued under the laws of the Business Corporations Act (Yukon), exists under the laws of the Yukon, and is in good standing in respect of the filing of annual returns;

     (b) it is a reporting issuer in British Columbia and Alberta and its common shares are listed for trading on the Canadian Venture Exchange ("CDNX");

     (c) its authorized capital consists of an unlimited number of common shares without par value of which 7,591,085 shares are currently issued and outstanding. CalEx also has outstanding options to purchase an aggregate of 1,085,000 common shares;

     (d) at the date hereof, its cash is not less than US $155,000, and its liabilities, including accounts payable, do not exceed US $10,000;

     (e) its filings, as required with the British Columbia Securities Commission, the Alberta Securities Commission and CDNX, are up to date and disclose all material facts relating to the Company and its affairs; and

     (f) it is not party to any action, suit, claim, or proceeding nor is there any outstanding order, writ, injunction, or judgment issued against it.

2.   Representations and Warranties of OPS
     -------------------------------------
OPS represents and warrants to CalEx that:

     (a) it has been duly incorporated under the laws of Alberta and is in good standing in respect of the filing of annual returns under the Business Corporations Act (Alberta);

     (b)  it is a private company;

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     (c)  its currently  issued share capital  consists of 60,000 common shares, all of which are  owned by the  Principal  Shareholders.  There are no
          options,   warrants  or  other   rights  to  acquire   shares  of  OPS
          outstanding;

     (d) it is not party to any action, suit, claim, or proceeding, nor is there any outstanding order, writ, injunction, or judgment issued against it; and

     (e) the information contained in its Business Plan dated November 20, 2001, (not including future projected information), is true and correct in all material respects.

3.   Representations and Warranties of the Principal Shareholders
     ------------------------------------------------------------
Each of the Principal Shareholders separately represents and warrants to CalEx that:

     (a) each is the beneficial owner of his OPS Shares and has or will at the time of Closing have good and sufficient right and authority to sell his OPS Shares and to transfer legal and beneficial title and ownership of his OPS Shares to CalEx;

     (b) at the time of Closing, his OPS Shares will be free and clear of all liens, charges and encumbrances;

     (c) there are no agreements, options, rights or privileges being or capable of becoming an agreement for the purchase of either of the Shareholder's OPS Shares; and

     (d) to the best of their knowledge, the representations and warranties of OPS in paragraph 2 are true and correct.

4.   Purchase and Sale/Earnout
     -------------------------
     (a) Based upon the foregoing representations and warranties and subject to the terms herein, CalEx agrees to purchase 100% of the OPS Shares from the Shareholders in consideration of an aggregate of 4,800,000 CalEx Shares payable pro-rata to the Shareholders in proportion to the OPS Shares held by them. The Principal Shareholders agree to sell all their OPS Shares to CalEx, pursuant to this offer. 4,800,000 of the CalEx Shares will be subject to the earnout and escrow provisions set forth in paragraph (b) below.

     (b) The 4,800,000 CalEx Shares will be issued to the Shareholders of OPS in accordance with the following schedule:
                                                                        Number
                                                                      of Shares
          OPS Gross Revenues (from all sources)                        Issuable
          -------------------------------------                       ---------
          $4 million                                                    800,000
          $8 million cumulative                                         800,000
          $13 million cumulative                                        800,000
          $18 million cumulative                                        800,000
          $23 million cumulative                                        800,000
          $28 million cumulative                                        800,000
                                                                      ---------
                                                                      4,800,000

          In addition, the Shareholders will comply with any escrow restrictions imposed by CDNX on the CalEx Shares. Earned shares will be subject to a maximum escrow period of 4 (four) months from the date of release.

5.  Closing
    -------
The closing of the transactions contemplated hereby (the "Closing") will take place at 11:00 a.m. (Vancouver time) on the 2nd business day following receipt of all required regulatory approvals at the offices of CalEx, or at such other time and place as the parties hereto may agree. If the transactions contemplated hereby are not completed before May 31, 2002, this letter of intent will terminate and be of no further force or effect, unless otherwise extended by the parties hereto.

6.   Covenants of CalEx
     ------------------
Between now and Closing, CalEx will:

     (a) provide full access during normal business hours to its books and records to OPS and the Shareholders for the purposes of conducting due diligence;

     (b) maintain any information acquired from OPS or the Shareholders and this letter of intent and the transactions to which it relates as confidential and not disclose the details of such transactions to any third party except as required by law or to obtain all necessary approvals;

     (c)  forthwith apply for all necessary approvals;

     (d) use its best efforts to gain approval from the Principal Shareholders to the purchase and sale contemplated hereby;

     (e) not enter into any new transactions whatsoever including, without limitation, any new financings or new commitments or make any expenditures outside of its ordinary day to day ongoing business, without the prior approval of OPS;

     (f) do everything else reasonably required to give effect to this letter of intent; and

     (g) arrange for the transfer at Closing of 1,600,000 CalEx Shares from existing principals of CalEx to principals of OPS at nil proceeds and which does not form part of section 4a.

7.   Covenants of OPS
     ----------------
Between now and Closing, OPS will:

     (a) provide full access during normal business hours to its books and records to CalEx for the purposes of conducting due diligence;

     (b) maintain any information acquired from CalEx and this letter of intent and the transactions to which it relates as confidential and not disclose the details of such transactions to any third party except as required by law or to obtain all necessary approvals;

     (c) not enter into any new transactions whatsoever including, without limitation, any new financings or new commitments or make any expenditures outside of its ordinary day to day ongoing business, without the prior approval of CalEx;

     (d) do everything else reasonably required to give effect to this letter of intent; and

     (e) provide full, true and plain disclosure of its business and affairs to CalEx for the purposes of obtaining shareholder and regulatory approval.

8.   Covenants of Principal Shareholders
     -----------------------------------
Between now and Closing, the Principal Shareholders will:

     (a) not enter into any transaction for the sale, transfer or other disposition of their OPS Shares; and

     (b) comply with any escrow, hold period or other restrictions as may be imposed by the CDNX or under applicable securities laws.

9.   Conditions for the Benefit of CalEx
     -----------------------------------
The obligation of CalEx to complete the transactions contemplated hereby is subject to the following conditions which are for the exclusive benefit of CalEx and may be waived by CalEx at any time:

     (a)  approval by CDNX to the transactions contemplated hereby;

     (b) approval of the shareholders of CalEx of the transactions contemplated hereby;

     (c) completion of a diligence review of the business and affairs of OPS with results satisfactory to CalEx, such review to be completed not later than January 31, 2002;

     (d)  the   representations   and   warranties  of  OPS  and  the  Principal
          Shareholders in Sections 2 and 3 being true as of the Closing;

     (e) OPS and the Principal Shareholders not being in default of any material term of this letter of intent as of the Closing; and

     (f) On or prior to Closing, OPS will have obtained the rights to certain software and other technologies pertaining to the Power + System from EYEKON Technologies Inc. in a form acceptable to CalEx.

10.  Conditions of Benefit of OPS and Shareholders
     ---------------------------------------------
The obligations of OPS and the Shareholders to complete the transactions contemplated hereby are subject to the following conditions which are for the exclusive benefit of OPS and the Principal Shareholders and may be waived by OPS and the Shareholders at any time:

     (a) approval of the shareholders of OPS of the transactions contemplated hereby;

     (b) completion of a due diligence review of the business and affairs of CalEx with results satisfactory to OPS and Shareholders, such review to be completed not later than January 31, 2002;

     (c) the representations and warranties of CalEx in Section 1 being true as of the Closing Date;

     (d) CalEx not being in default of any material terms of this letter of intent as of the Closing Date; and

     (e)  OPS and the Principal  Shareholders  being satisfied that there are no
          material   adverse  tax   consequences   to  them   arising  from  the
          transactions contemplated herein.

11.  Financial Matters
     -----------------
As soon as practicable after the signing of this agreement, CalEx or one of it's shareholders, agrees to forward to OPS a $100,000 cash loan to be used for costs associated with this agreement and any operational costs associated with further development and marketing of OPS. The loan will be secured by the assets of OPS and will be guaranteed by the Principal Shareholders. The guaranntee will be secured by a pledge of the share of OPS held by the Prinipal Shareholders. OPS represents that these funds will be sufficient for it to meet its commitments to the end of February, 2002. CalEx will arrange for additional funds for OPS on a loan basis to meet operating expenses incurred after February, 2002 and prior to Closing. CalEx will use reasonable commercial efforts to arrange financing for CalEx/OPS after Closing.

12.  Closing Deliveries

At Closing:

     (a)  CalEx  will  deliver  to  OPS  or  the  Principal   Shareholders,   as
          applicable:

          (i)  evidence  of all  necessary  regulatory,  legal  and  shareholder
               approvals   to  this  letter  of  intent  and  the   transactions
               contemplated hereby;

          (ii) certificates   representing   the  CalEx  Shares  issued  to  the
               Principal Shareholders in the proper denominations; and

          (iii)such other documents as may be reasonably requested by OPS and the Principal Shareholders.

     (b)  OPS or the Principal Shareholders will deliver to CalEx:

          (i) certificates representing the OPS Shares duly endorsed for transfer or accompanied by instruments of transfer;

          (ii) a certified copy of resolutions of the directors of OPS approving the transfer of the OPS Shares to CalEx and issuing a new share certificate in the name of CalEx;

          (iii)new   share   certificate   registered   in  the  name  of  CalEx
               representing all of the outstanding shares of OPS; (iv) all minute books and records of OPS; and (v) such other documents as may be reasonably requested by CalEx.

13. Each of CalEx and OPS will pay its own costs incurred in completing the transactions contemplated hereby.


14. This Agreement supersedes the signed Letter of Intent dated December 20, 2001 among CalEx, ZeroHype Technolgoies Inc., EYEKON Technologies Inc. and Mr. Craig Clydesdale.

15. No party hereto will issue a press release or otherwise publicly disclose this agreement or transactions contemplated hereby without giving the other parties hereto a reasonable opportunity to comment on such disclosure.

16. OPS and the Shareholders may give CalEx notice in writing under this letter of intent by physically delivering or faxing such notice addressed to us care of:

         California Exploration Ltd.
         Suite 1305, 1090 West Georgia Street
         Vancouver, British Columbia
         Canada V6E 3V7
         Attention: President
         Facsimile No.: (604) 683-1585

17. CalEx may give OPS or the Shareholders notice in writing under this letter of intent by physically delivering or faxing such notice addressed to OPS care of:

         Optimal Power Systems Ltd.
         Suite 404, 10216, 124 Street
         Edmonton, Alberta  T5N 4A3
         Canada
         Attention: President
         Facsimile No. (780) 699-5742

18. Any notice delivered in accordance with Section 14 or 15 will be deemed to have been given and received on the day it was delivered or faxed, as the case may be. Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

19. Each party will at any time and from time to time, upon the reasonable request of the other party, execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to evidence, carry out and give full effect to the terms, conditions, interest and meaning of this letter of intent.

Please confirm your agreement to the above terms by signing below. Forthwith after execution of this letter of intent, the parties will use their best efforts to complete a formal agreement incorporating the terms of this letter of intent and such other provisions as are customary in a transaction of this nature, within 21 days of the date hereof.

Yours truly,

CALIFORNIA EXPLORATION LTD.

/s/ Des O'Kell
--------------------------
Per:  Authorized Signatory


ACKNOWLEDGED AND AGREED as of the date first above written.

OPTIMAL POWER SYSTEMS LTD.


/s/ Craig Clydesdale
--------------------------
Per:  Authorized Signatory


ACKNOWLEDGED AND AGREED TO this 14 day of January, 2002 by:

EYEKON TECHNOLOGIES INC.


/s/ Rob Lowry                                /s/ Craig Clydesdale
--------------------------                   --------------------------
Per:  Authorized Signatory                   Craig Clydesdale

                           INTUITION License Agreement

This Agreement made effective the 14th day of January, 2002, between EYEKON Technologies Inc. (the "Licensor"), and Optimal Power Systems (the "Licensee").

WHEREAS:

1. The Licensor is the sole owner and original developer of a technology called INTUITION. The Licensor holds a copyright, and trade secret understanding on the INTUITION, and the INTUITION is a software based technology;

2. Under this Agreement, the Licensor is prepared to grant and the Licensee desires to obtain a licence exclusive to the Licensee for use of INTUITION within the Licensee's business and or services being the 'Power+' systems.

3. The Licensor may at any time in the future and at its own cost, make an application for patent protection of the INTUITION technology. If secured by the Licensor, the patent of the INTUITION technology will be added to the security of the licensee within this Agreement but will not affect any other element of this License Agreement.

IN CONSIDERATION of the premises and of the mutual covenants set out together with other good and valuable consideration, the parties agree as follows:

1.   Grant of Licence

1.1 The Licensor gives and grants to the Licensee a worldwide license to practice the INTUITION technology for use within the Licensee's products and or services being the 'Power+' system. The Power+ System is defined as a web based distributed power generation and oil and gas well site monitoring, control and optimization system.

1.2 The Licensee shall be permitted to grant sublicenses of the INTUITION Technology, or any part thereof, with written permission from EYEKON only.

2.   Warranty

          The Licensor warrants to the Licensee that it is the owner of the INTUITION software technology covered by its copyright and trade secret understanding, and that it has the sole right to grant the licence free from all encumbrances.

3.   Validity of Ownership

          The Licensee covenants with the Licensor that it will not during the subsistence of this Licence raise or cause to be raised any question concerning or any objection to the validity of any claim in the copyright and trade secret understanding on any grounds whatsoever.

4.   Sales Promotion

(1) The Licensee covenants with the Licensor that it will with all reasonable dispatch manufacture and sell products/services embodying the INTUITION, and will use its best efforts to promote, continue and increase the sales to the best of it's ability during the continuance of this Agreement.

(2) The Licensee agrees to display the Licensor's corporate branding logo, as supplied by the Licensor, on all software CD's, websites, promotional and marketing material and hardware. Licensors logo not to be displayed smaller then 1 (one) and 1/5 (one half) inches in width.

(3) The Licensor shall not do or permit anything to be done to prejudice the market image of the technologies and or branding logo of the licensor.

5.   Improvements

(1) If the Licensee shall discover or invent an improvement to the INTUITION during the term of this Agreement, the Licensee agrees promptly to disclose the same or cause the same to be disclosed to the Licensor and to furnish to the Licensor a!l information pertaining thereto, including all source code, designs, descriptions and other data. At the Licensor's option the Licensee agrees to assign or cause to be assigned to the Licensor any discovery or invention and to assist the Licensor, at the Licensor's expense, to secure letters patent (or other) covering discovery or invention in any and all countries required by the Licensor. In connection therewith, the Licensee shall furnish to the Licensor, all pertinent information and have executed any patent applications, assignments or other instruments necessary or desirable, without expense to the Licensor. Any discovery or invention as to which the Licensor shall have exercised its option as mentioned shall be the property of the Licensor, and any letters patent (or other) issued thereon shall be included as subject matter as to which the Licensee is licensed under this agreement.

(2) The Licensee shall, to the best of its ability, cause its employees to disclose any discovery or invention made or developed by them during the term of this agreement and falling within the terms of subparagraph (I) and to assign discovery or invention of the Licensor as provided.

(3) The Licensor shall promptly disclose to the Licensee any discovery or invention which is an improvement on the INTUITION technology which it develops or acquires during the term of this agreement within a reasonable time and shall make available to the Licensee all information relating thereto, including source code, designs, descriptions and other data, and discovery or invention shall be deemed to be part of the licensed subject-matter for all purposes of this agreement.

6.   Infringement

          If either party has knowledge that a third party is making, using or selling a product or services which incorporate or use the INTUITION Technology or any part thereof, or which is within the scope of a valid patent or patent application filed by the Licensor or the rights under the copyright and or trade secret understanding, such knowledge shall be promptly transmitted to the other party, and the Licensor shall have the exclusive right to commence legal proceedings against the alleged infringer to assert and enforce all of the rights related to the INTUITION Technology and to prevent infringement or further infringement. For that purpose the Licensor may with the consent of the Licensee add the Licensee as a party to any legal proceedings and the Licensee covenants with the Licensor to co-operate with the Licensor and to render all reasonable assistance, including providing all documents in their possession and any witnesses as are or may be required, in the conduct of any proceedings referred to herein.

7.   Impeachment

          The Licensor shall be entitled but shall not be bound to defend at its own cost every action, suit or proceeding instituted for the impeachment or a declaration of non-infringement of the INTUITION, its copyright and/or its trade secret understanding; provided that, if the Licensor shall decide not to defend any action, suit or proceeding it shall so advise the Licensee who shall be entitled but shall not be bound to defend at its own cost the action, suit or proceeding.

8.   Confidentiality

          The parties shall hold in strict confidence the confidential and proprietary information included in or related to the INTUITION Technology, including  technical  or  business  trade  secrets  and other  confidential  and proprietary information related to this Agreement, and will treat such information with the same degree of care that each exercises with regard to its own confidential and proprietary information.


9.   Term and Termination

(1) Should the Licensee become insolvent or bankrupt or commit a material breach of this Agreement, this Agreement shall automatically terminate and any rights granted to the Licensee within this agreement shall return to the Licensor at nil proceeds.

(2) This Agreement may be terminated by the Licensee by delivery of a notice in writing to the Licensor at least sixty days prior to any anniversary date.

10.  Notices

          Any notice or other communication required or authorized to be given by either party under this agreement shall be in writing and shall be delivered personally or sent by pre-paid mail or facsimile transmission address as follows:

     Optimal Power Systems Inc.
     404, 10216 - 124 Street
     Edmonton, AB.

     EYEKON Technologies Inc.
     c/o Lovatt-Olsen
     Suite 404, 10216 124 Street
     Edmonton, Alberta
     T5N 4A3

or to any other address as shall have been given by the Licensee or Licensor in writing for that purpose, and any notice shall be deemed to have been given if delivered, when delivered, and if mailed, within five days after the mailing of the notice by prepaid registered post in any government post.

11.  General

(1)       This Agreement  shall enure to the benefit of and be binding upon each
of   the   parties   and   their   respective   heirs,   administrators,   legal
representatives, successors and assign.

(2) This Agreement shall be governed and interpreted in accordance with the laws in force in the Province of Alberta and the parties agree to attorn to the jurisdiction of the Courts of Alberta.

(3) If a court of applicable jurisdiction determines that any provision of this Agreement is invalid or unenforceable, such detern1ination shall not affect the validity or enforceability of the remaining provisions of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on the 14th day of January, 2002.


EYEKON Technologies Inc.

/s/ Rob Lowry
-------------------------


OPTIMAL POWER SYSTEMS INC.

/s/ Craig Clydesdale
-------------------------